                               PRICING SUPPLEMENT


                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)


                           United Parcel Service, Inc.

                                    UPS Notes



--------------------------------------------------------------------------------


Pricing Supplement No. 60                                   Trade Date: 10/15/01
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 10/18/01
Supplement dated January 29, 2001)

The date of this Pricing Supplement is October 17, 2001



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UCM4              $4,055,000.00               5.0%                  10/15/10                 100%



    Interest Payment
       Frequency                                       Subject to               Dates and terms of redemption
      (begin date)          Survivor's Option          Redemption              (including the redemption price)
    ----------------        -----------------          ----------              --------------------------------
        04/15/02                   Yes                    Yes                           100% 10/15/03
     semi-annually                                                                 semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $3,994,175.00             $60,825.00                $2.00             ABN AMRO Financial
                                                                             Services, Inc.